Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 (No. 333-255132) of our report dated February 26, 2021, (April 26, 2021, as to the effects of the reverse stock split described in Note 16) relating to the financial statements of Werewolf Therapeutics, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 26, 2021